Exhibit 99.3

SUBTITLE: [1]	TIMEIN: 00:00:00:02	DURATION: 03:17	TIMEOUT: 00:00:03:19

Mr Ren, thank you for agreeing to do this interview today.

SUBTITLE: [2]	TIMEIN: 00:00:03:23	DURATION: 05:22	TIMEOUT: 00:00:09:20

First, can you tell us why you are making an offer to buy Syngenta?

SUBTITLE: [3]	TIMEIN: 00:00:09:24	DURATION: 01:12	TIMEOUT: 00:00:11:11

At ChemChina we believe

SUBTITLE: [4]	TIMEIN: 00:00:11:15	DURATION: 03:07	TIMEOUT: 00:00:14:22

that agriculture is an exciting opportunity for growth

SUBTITLE: [5]	TIMEIN: 00:00:15:01	DURATION: 03:20	TIMEOUT: 00:00:18:21

as world populations grow and demand increases.

SUBTITLE: [6]	TIMEIN: 00:00:19:00	DURATION: 04:17	TIMEOUT: 00:00:23:17

We are convinced of the need to increase global crop yield

SUBTITLE: [7]	TIMEIN: 00:00:23:21	DURATION: 03:08	TIMEOUT: 00:00:27:04

while conserving scarce natural resources.

SUBTITLE: [8]	TIMEIN: 00:00:28:17	DURATION: 04:02	TIMEOUT: 00:00:32:19

Syngenta's strong global presence will be further reinforced

SUBTITLE: [9]	TIMEIN: 00:00:32:23	DURATION: 02:08	TIMEOUT: 00:00:35:06

by an expanded presence in China,

SUBTITLE: [10]	TIMEIN: 00:00:35:10	DURATION: 04:19	TIMEOUT: 00:00:40:04

where we will work together

SUBTITLE: [11]	TIMEIN: 00:00:40:08	DURATION: 03:05	TIMEOUT: 00:00:43:13

to modernise agriculture and benefit the environment.

SUBTITLE: [12]	TIMEIN: 00:00:44:05	DURATION: 03:19	TIMEOUT: 00:00:47:24

Next, what is your vision for Syngenta?

SUBTITLE: [13]	TIMEIN: 00:00:48:20	DURATION: 04:10	TIMEOUT: 00:00:53:05

Our vision for Syngenta is all about growth.

SUBTITLE: [14]	TIMEIN: 00:00:54:03	DURATION: 03:13	TIMEOUT: 00:00:57:16

Syngenta has a strong product portfolio

SUBTITLE: [15]	TIMEIN: 00:00:57:20	DURATION: 04:15	TIMEOUT: 00:01:02:10

and an outstanding innovation pipeline of new products

SUBTITLE: [16]	TIMEIN: 00:01:02:14	DURATION: 02:02	TIMEOUT: 00:01:04:16

across seeds, traits

SUBTITLE: [17]	TIMEIN: 00:01:05:09	DURATION: 02:14	TIMEOUT: 00:01:07:23

and crop protection chemicals,

SUBTITLE: [18]	TIMEIN: 00:01:08:02	DURATION: 02:23	TIMEOUT: 00:01:11:00

to benefit growers around the world.

SUBTITLE: [19]	TIMEIN: 00:01:12:10	DURATION: 02:20	TIMEOUT: 00:01:15:05

We see big opportunities for the company

SUBTITLE: [20]	TIMEIN: 00:01:15:09	DURATION: 02:15	TIMEOUT: 00:01:17:24

to expand its presence in emerging markets,

SUBTITLE: [21]	TIMEIN: 00:01:18:03	DURATION: 01:23	TIMEOUT: 00:01:20:01

and notably in China,

SUBTITLE: [22]	TIMEIN: 00:01:20:05	DURATION: 02:20	TIMEOUT: 00:01:23:00

where there is rapid modernisation

SUBTITLE: [23]	TIMEIN: 00:01:23:04	DURATION: 02:22	TIMEOUT: 00:01:26:01

driven by the need to increase grain productivity

SUBTITLE: [24]	TIMEIN: 00:01:26:05	DURATION: 03:15	TIMEOUT: 00:01:29:20

and increase food quality.

SUBTITLE: [25]	TIMEIN: 00:01:29:24	DURATION: 01:12	TIMEOUT: 00:01:31:11

I also want to know

SUBTITLE: [26]	TIMEIN: 00:01:31:15	DURATION: 03:16	TIMEOUT: 00:01:35:06

if you plan to change the way Syngenta does business?

SUBTITLE: [27]	TIMEIN: 00:01:35:10	DURATION: 03:07	TIMEOUT: 00:01:38:17

No, we don't plan to do that.

SUBTITLE: [28]	TIMEIN: 00:01:39:07	DURATION: 03:17	TIMEOUT: 00:01:42:24

Syngenta's existing senior management

SUBTITLE: [29]	TIMEIN: 00:01:43:21	DURATION: 02:19	TIMEOUT: 00:01:46:15

will continue to run the business.

SUBTITLE: [30]	TIMEIN: 00:01:47:12	DURATION: 01:20	TIMEOUT: 00:01:49:07

It will have a Board of Directors,

SUBTITLE: [31]	TIMEIN: 00:01:49:11	DURATION: 04:17	TIMEOUT: 00:01:54:03

including a number of Syngenta's current directors

SUBTITLE: [32]	TIMEIN: 00:01:54:07	DURATION: 05:15	TIMEOUT: 00:01:59:22

and Michel Demaré and John Ramsay and his management

SUBTITLE: [33]	TIMEIN: 00:02:00:01	DURATION: 02:19	TIMEOUT: 00:02:02:20

will also stay on,

SUBTITLE: [34]	TIMEIN: 00:02:02:24	DURATION: 04:18	TIMEOUT: 00:02:07:17

and the same high standards of corporate governance.

SUBTITLE: [35]	TIMEIN: 00:02:09:01	DURATION: 04:10	TIMEOUT: 00:02:13:11

The company will continue to be headquartered in Basel, Switzerland

SUBTITLE: [36]	TIMEIN: 00:02:13:15	DURATION: 02:10	TIMEOUT: 00:02:16:00

and abide by all the regulatory obligations

SUBTITLE: [37]	TIMEIN: 00:02:16:04	DURATION: 02:05	TIMEOUT: 00:02:18:09

required of companies in its industry.

SUBTITLE: [38]	TIMEIN: 00:02:19:24	DURATION: 05:03	TIMEOUT: 00:02:25:02

Syngenta has an outstanding reputation

SUBTITLE: [39]	TIMEIN: 00:02:25:06	DURATION: 03:17	TIMEOUT: 00:02:28:23

for being focused on grower solutions

SUBTITLE: [40]	TIMEIN: 00:02:29:02	DURATION: 03:13	TIMEOUT: 00:02:32:15

through its integrated crop strategy

SUBTITLE: [41]	TIMEIN: 00:02:32:19	DURATION: 03:21	TIMEOUT: 00:02:36:15

and for being a leader in sustainability,

SUBTITLE: [42]	TIMEIN: 00:02:36:19	DURATION: 02:22	TIMEOUT: 00:02:39:16

as exemplified by The Good Growth Plan.

SUBTITLE: [43]	TIMEIN: 00:02:41:09	DURATION: 05:06	TIMEOUT: 00:02:46:15

That is why Syngenta has been successful,

SUBTITLE: [44]	TIMEIN: 00:02:46:19	DURATION: 03:04	TIMEOUT: 00:02:49:23

even in these currently difficult markets,

SUBTITLE: [45]	TIMEIN: 00:02:50:02	DURATION: 03:08	TIMEOUT: 00:02:53:10

and why we have offered to buy the company.

SUBTITLE: [46]	TIMEIN: 00:02:55:05	DURATION: 04:14	TIMEOUT: 00:02:59:19

It would not be wise to change such a successful business.

SUBTITLE: [47]	TIMEIN: 00:02:59:23	DURATION: 02:03	TIMEOUT: 00:03:02:01

Do you plan to extract

SUBTITLE: [48]	TIMEIN: 00:03:02:05	DURATION: 05:17	TIMEOUT: 00:03:07:22

considerable synergies post-acquisition?

SUBTITLE: [49]	TIMEIN: 00:03:08:01	DURATION: 06:00	TIMEOUT: 00:03:14:01

For ChemChina this acquisition is about growth and innovation.

SUBTITLE: [50]	TIMEIN: 00:03:15:13	DURATION: 05:01	TIMEOUT: 00:03:20:14

We will support continuing investment to ensure that growth.

SUBTITLE: [51]	TIMEIN: 00:03:21:20	DURATION: 03:12	TIMEOUT: 00:03:25:07

Syngenta remains Syngenta. This will not change.

SUBTITLE: [52]	TIMEIN: 00:03:25:22	DURATION: 03:18	TIMEOUT: 00:03:29:15

Syngenta has its own culture and values

SUBTITLE: [53]	TIMEIN: 00:03:29:19	DURATION: 05:00	TIMEOUT: 00:03:34:19

and in particular, its commitments under its Good Growth Plan.

SUBTITLE: [54]	TIMEIN: 00:03:34:23	DURATION: 05:16	TIMEOUT: 00:03:40:14

Will you continue these commitments?

SUBTITLE: [55]	TIMEIN: 00:03:40:18	DURATION: 02:11	TIMEOUT: 00:03:43:04

We have expressly committed

SUBTITLE: [56]	TIMEIN: 00:03:43:08	DURATION: 04:03	TIMEOUT: 00:03:47:11

to Syngenta retaining not only its name,

SUBTITLE: [57]	TIMEIN: 00:03:47:15	DURATION: 03:22	TIMEOUT: 00:03:51:12

but also its culture and values.

SUBTITLE: [58]	TIMEIN: 00:03:52:13	DURATION: 05:06	TIMEOUT: 00:03:57:19

We applaud the company for those values and its commitments,

SUBTITLE: [59]	TIMEIN: 00:03:57:23	DURATION: 03:04	TIMEOUT: 00:04:01:02

and we will honour them going forward.

SUBTITLE: [60]	TIMEIN: 00:04:01:06	DURATION: 06:15	TIMEOUT: 00:04:07:21

Do you expect any regulatory issues to arise from this transaction?

SUBTITLE: [61]	TIMEIN: 00:04:08:00	DURATION: 06:00	TIMEOUT: 00:04:14:00

ChemChina and Syngenta are highly complementary businesses

SUBTITLE: [62]	TIMEIN: 00:04:14:18	DURATION: 04:03	TIMEOUT: 00:04:18:21

with relatively limited overlaps in products.

SUBTITLE: [63]	TIMEIN: 00:04:19:15	DURATION: 03:20	TIMEOUT: 00:04:23:10

We will work closely with all of the regulatory agencies involved,

SUBTITLE: [64]	TIMEIN: 00:04:24:21	DURATION: 03:08	TIMEOUT: 00:04:28:04

and we are confident that we will receive regulatory approval.

SUBTITLE: [65]	TIMEIN: 00:04:30:10	DURATION: 01:02	TIMEOUT: 00:04:31:12

And going forward,

SUBTITLE: [66]	TIMEIN: 00:04:31:16	DURATION: 01:12	TIMEOUT: 00:04:33:03

Syngenta's products

SUBTITLE: [67]	TIMEIN: 00:04:33:07	DURATION: 04:08	TIMEOUT: 00:04:37:15

will be subject to the same regulatory reviews as they are today

SUBTITLE: [68]	TIMEIN: 00:04:37:19	DURATION: 05:08	TIMEOUT: 00:04:43:02

by, for example, the FDA and EPA in the USA,

SUBTITLE: [69]	TIMEIN: 00:04:43:17	DURATION: 04:04	TIMEOUT: 00:04:47:21

and will be marketed around the world to growers

SUBTITLE: [70]	TIMEIN: 00:04:48:00	DURATION: 01:22	TIMEOUT: 00:04:49:22

as they are today.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES. THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, CHEMCHINA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.SYNGENTA.COM.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67% OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20-F FILED ON FEBRUARY 12, 2015, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY CHEMCHINA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.